Exhibit 99.2

January 31, 2012

Telular Corporation Announces CEO Transition Plan

Board Commences Search for New CEO; Joe Beatty to Step Down as President & CEO after the  Second Quarter Fiscal 2013 Results are Announced

CHICAGO, IL USA—Telular Corporation (NASDAQ: WRLS), a global leader in helping businesses use wireless networks for remote monitoring and tracking, today announced that president and chief executive officer Joe Beatty will be departing for personal reasons.  Mr. Beatty will continue to serve as president and chief executive officer and on the board of directors until Telular’s second quarter earnings announcement, currently scheduled for May 2, 2013.

 “Joe has been instrumental in helping accelerate growth by improving the results of our core business, Telguard, and adding two complementary business units – SkyBitz and TankLink.  On behalf of the Company, I thank Joe for his significant contributions to Telular; first as a chief financial officer starting in 2007 and since 2008 as our chief executive officer. The board of directors will be working collaboratively with Joe to make a smooth transition to Telular’s next chief executive officer,” commented Betsy Bernard, chairman of the board of directors of Telular.

“It has been a privilege to work at Telular for the past six years, and to spend each day with our very talented senior management team,” said Mr. Beatty.  “Unfortunately, I have personal family issues which now require my full attention.  I am confident that our strong senior management team and experienced board of directors will continue to build on the notable progress that we have made,” concluded Mr. Beatty.

Telular’s board of directors will initiate a search process and retain an executive search firm to identify the next president and chief executive officer.  The search process will include a full review of external and internal candidates.  During the interim period, Mr. Beatty will work closely with Telular’s entire management team to aid in the smooth transition to new leadership.

About Telular Corporation

Telular Corporation (NASDAQ: WRLS) provides remote monitoring and asset tracking solutions for business and residential customers, enabling security systems and industrial applications to exchange actionable information wirelessly, typically through cellular and satellite technology. With over 25 years of experience in the wireless industry, Telular Corporation has developed solutions to deliver remote access for voice and data without significant network investment. Headquartered in Chicago, Telular Corporation has additional offices in Atlanta, Washington, D.C., and Miami. For more information, please visit www.telular.com.

Investor Contact:
The Blueshirt Group
Brinlea Johnson or Allise Furlani
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com
(212) 331-8424 or 212-331-8433

Media Contact:
Pam Benke
Telular Corporation
pbenke@telular.com
(678) 909-4616

Please be advised that some of the information in this release presents the Company’s intentions, beliefs, judgments and expectations of the future and are forward-looking statements.  Statements regarding expectations, as well as other statements that are not historical facts, are forward-looking statements. These statements reflect management’s judgments based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release, and the Company undertakes no obligation to update this information.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s report on Form 10-K for the fiscal year ended September 30, 2012. Copies of this filing may be obtained by contacting the Company or the SEC.